UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OXBRIDGE RE HOLDINGS LIMITED
(Name of Registrant As Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

OXBRIDGE RE HOLDINGS LIMITED

Suite 201, 42 Edward Street

P.O. Box 469

Grand Cayman, KY1-9006

Cayman Islands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 8, 2025

Notice is hereby given that the Annual General Meeting of Shareholders (the “Meeting”) of Oxbridge Re Holdings Limited (the “Company”) will be held at the Company’s office, Suite 201, 42 Edward Street, George Town, Cayman Islands on Thursday, May 8, 2025, at 12:00 p.m. (local time), for the following purposes:

1.	To consider and vote upon a proposal to elect five directors to serve on the Board of Directors of the Company until the Annual General Meeting of Shareholders of the Company in 2026;

2.	To consider and vote upon a proposal to ratify the appointment of Hacker, Johnson & Smith, P.A., as the independent auditors of the Company for the fiscal year ending December 31, 2025;

3.	To consider and vote upon a proposal to approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of more than 19.99% of our outstanding ordinary shares issuable upon the exercise of Series B warrants when combined with the other securities issued in the transaction; and

4.	To transact such other business that may properly come before the meeting or any adjournments or postponements thereof.

Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

Only shareholders of record, as shown by the transfer books of the Company, at the close of business on March 14, 2025, will be entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof. Whether or not you plan to attend the Meeting, we hope you will vote as soon as possible. Voting your proxy will ensure your representation at the Meeting. We urge you to carefully review the proxy materials and to vote FOR the above proposals.

By Order of the Board of Directors,

/s/ Jay Madhu
Chief Executive Officer
March 26, 2025
Grand Cayman, Cayman Islands

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON MAY 8, 2025:

To access our Proxy Statement and our Annual Report to Shareholders,

please visit www.oxbridgere.com/2025AGM

TABLE OF CONTENTS

GENERAL INFORMATION	1
VOTING SECURITIES AND VOTE REQUIRED	2
SOLICITATION AND REVOCATION	3
PROPOSAL ONE - ELECTION OF DIRECTORS OF THE COMPANY	4
PROPOSAL TWO - RATIFICATION OF THE COMPANY’S AUDITORS	7
PROPOSAL THREE - TO APPROVE, IN ACCORDANCE WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF MORE THAN 19.99% OF OUR OUTSTANDING ORDINARY SHARES ISSUABLE UPON THE EXERCISE OF SERIES B WARRANTS WHEN COMBINED WITH THE OTHER SECURITIES ISSUED IN THE TRANSACTION	8
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	11
DIRECTOR COMPENSATION	15
SHAREHOLDER COMMUNICATION	16
EXECUTIVE OFFICERS	16
EXECUTIVE COMPENSATION	17
AUDIT COMMITTEE REPORT	25
INDEPENDENT PUBLIC ACCOUNTANT FEES AND SERVICES	26
PRINCIPAL SHAREHOLDERS	26
DELINQUENT SECTION 16(A) REPORTS	28
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS	28
OTHER MATTERS	29
ADDITIONAL INFORMATION	30

OXBRIDGE RE HOLDINGS LIMITED

Suite 201

42 Edward Street

P.O. Box 469

Grand Cayman, KY1-9006

Cayman Islands

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 8, 2025

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Oxbridge Re Holdings Limited (the “Company”) of proxies for use at the Annual General Meeting of Shareholders of the Company (the “Meeting”) to be held at the Company’s office, Suite 201, 42 Edward Street, George Town, Cayman Islands on Thursday May 8, 2025 at 12:00 p.m. (local time), and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. The Company’s Annual Report to Shareholders is included with this Proxy Statement for informational purposes and not as a means of soliciting your proxy.

This Proxy Statement and the accompanying proxy card and Notice of Annual General Meeting of Shareholders are expected to be provided to shareholders on or about March 28, 2025.

Matters to be Voted Upon at the Meeting

You are being asked to consider and vote upon the following proposals:

1.	To elect five directors to serve on the Board of Directors of the Company (our “Board”) until the Annual General Meeting of Shareholders of the Company in 2026 (“Proposal One”); and

2.	To ratify the appointment of Hacker, Johnson & Smith, P.A., as the independent auditors of the Company for the fiscal year ending December 31, 2025 (“Proposal Two”).

3.	To consider and vote upon a proposal to approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of more than 19.99% of our outstanding ordinary shares issuable upon the exercise of Series B warrants when combined with the other securities issued in the transaction (“Proposal Three”).

Voting Procedures

As a shareholder of the Company, you have a right to vote on certain matters affecting the Company. The proposals that will be presented at the Meeting and upon which you are being asked to vote are discussed above. Each ordinary share of the Company you owned as of the record date, March 14, 2025, entitles you to one vote on each proposal presented at the Meeting, subject to certain provisions of our Third Amended and Restated Memorandum and Articles of Association (our “Articles”), as described below under “Voting Securities and Vote Required.”

Methods of Voting

You may vote by mail, by telephone, over the Internet or in person at the Meeting.

Voting by Mail. You may vote by signing the proxy card and returning it in the prepaid and addressed envelope enclosed with the proxy materials. If you vote by mail, we encourage you to sign and return the proxy card even if you plan to attend the Meeting so that your shares will be voted if you are unable to attend the Meeting.

Voting by Telephone. To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail a proxy card. Telephone voting is available through 11:59 p.m. (local time) on May 7, 2025, the day prior to the Meeting day.

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Voting over the Internet. To vote over the Internet, please follow the instructions included on your proxy card. If you vote over the Internet, you do not need to complete and mail a proxy card. Internet voting is available through 11:59 p.m. (local time) on May 7, 2025, the day prior to the Meeting day.

Voting in Person at the Meeting. If you attend the Meeting and plan to vote in person, we will provide you with a ballot at the Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Meeting, you will need to bring to the Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

VOTING SECURITIES AND VOTE REQUIRED

As of March 14, 2025, the record date for the determination of persons entitled to receive notice of, and to vote at, the Meeting (the “Record Date”), 7,442,922 ordinary shares were issued and outstanding. The ordinary shares are our only class of equity securities outstanding and entitled to vote at the Meeting. There is no cumulative voting.

Subject to the provisions of the Articles, each ordinary share is entitled to one vote per share. However, under the Articles, the Board shall reduce the voting power of any holder that holds 9.9% or more of the total issued and outstanding ordinary shares (such person, a “9.9% Shareholder”) to the extent necessary such that the holder ceases to be a 9.9% Shareholder. In connection with this reduction, the voting power of the other shareholders of the Company may be adjusted pursuant to the terms of the Articles. Accordingly, certain holders of ordinary shares may be entitled to more than one vote per share subject to the 9.9% restriction in the event that our Board is required to make an adjustment on the voting power of any 9.9% Shareholder.

Voting Reduction

The applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons. Accordingly, we request that any holder of ordinary shares with reason to believe that it is a 9.9% Shareholder contact us promptly so that we may determine whether the voting power of such holder’s ordinary shares should be reduced. By submitting a proxy, a holder of ordinary shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.9% Shareholder.

The directors of the Company are empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of ordinary shares, the names of persons having beneficial ownership of the shareholder’s ordinary shares, relationships with other shareholders or any other facts the directors may consider relevant to the determination of the number of ordinary shares attributable to any person. The directors may disregard the votes attached to ordinary shares of any holder who fails to respond to such a request or who, in their judgment, submits incomplete or inaccurate information.

The directors retain certain discretion to make such final adjustments that they consider fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the ordinary shares of any shareholder to ensure that no person shall be a 9.9% Shareholder at any time.

Quorum; Vote Required

The attendance of two or more persons representing, in person or by proxy, more than 50% in par value of the issued and outstanding ordinary shares as of the Record Date, is necessary to constitute a quorum at the Meeting.

Assuming that a quorum is present, the affirmative vote of the holders of a simple majority of the issued and outstanding ordinary shares voted at the Meeting is required for election of each of the director nominees in Proposal One and for the approval of Proposal Two and Proposal Three.

With regard to any proposal or director nominee, votes may be cast in favor of or against such proposal or director nominee or a shareholder may abstain from voting on such proposal or director nominee. Abstentions will be excluded entirely from the vote and will have no effect except that abstentions and “broker non-votes” will be counted toward determining the presence of a quorum for the transaction of business.

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Generally, broker non-votes occur when ordinary shares held by a broker for a beneficial owner are not voted on a particular proposal because the broker has not received voting instructions from the beneficial owner, and the broker does not have discretionary authority to vote on a particular proposal. Proposal One is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal Two is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

Recommendation

Our Board recommends that the shareholders take the following actions at the Meeting:

1.	Proposal One: to vote FOR the election of each of the five director nominees to serve on the Board until the Annual General Meeting of Shareholders of the Company in 2026;

2.	Proposal Two: to vote FOR the ratification of the appointment of Hacker, Johnson & Smith, P.A., as the independent auditors of the Company for the fiscal year ending December 31, 2025; and

3.	Proposal Three: to vote FOR the approval of the issuance of more than 19.99% of our outstanding ordinary shares issuable upon the exercise of Series B warrants when combined with the other securities issued in the transaction.

SOLICITATION AND REVOCATION

Proxies must be received by us by 11:59 p.m. (local time) on May 7, 2025, the day prior to the date of the Meeting. A shareholder may revoke his or her proxy at any time up to one hour prior to the commencement of the Meeting.

To do this, you must:

●	enter a new vote by telephone, over the Internet or by signing and returning another proxy card at a later date;

●	file a written revocation with the Secretary of the Company at our address set forth above;

●	file a duly executed proxy bearing a later date; or

●	appear in person at the Meeting and vote in person.

A shareholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the shareholder’s previous proxy. If your ordinary shares are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

The individuals designated as proxies in the proxy card are officers of the Company.

All ordinary shares represented by properly executed proxies that are returned, and not revoked, will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in an executed proxy, it will be voted FOR the election of each director nominee named in Proposal One and FOR Proposal Two and Proposal Three and in accordance with the proxy holder’s best judgment as to any other business that may properly come before the Meeting. If a shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person should vote the shares in respect of which he or she is appointed proxy holder in accordance with the directions of the shareholder appointing him or her.

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PROPOSAL ONE

ELECTION OF DIRECTORS OF THE COMPANY

Our Articles currently provide that our Board shall consist of not less than four (4) directors (exclusive of alternate directors). We currently have five directors serving on our Board, and our Board has nominated those five directors – Jay Madhu, Dwight Merren, Arun Gowda, Wrendon Timothy and Lesley Thompson– for re-election as directors to serve until the Annual General Meeting of Shareholders of the Company in 2026.

Our Board has no reason to believe that any of these director nominees will not continue to be a candidate or will not be able to serve as a director of the Company if elected. In the event that any nominee is unable to serve as a director, the proxy holders named in the accompanying proxy have advised that they will vote for the election of such substitute or additional nominee(s) as our Board may propose. Our Board unanimously recommends that you vote FOR the election of each of the nominees.

Director Nominees

Each of the director nominees is currently serving as a director of the Company and is standing for re-election. There is no family relationship among any of the directors and/or executive officers of the company. Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of each of the following director nominees:

Name	Age	Position	Director Since

Jay Madhu(3)(5)	58	Chairman of the Board of Directors, Chief Executive Officer, and President	2013

Dwight Merren(1)(2)(4)	59	Director	2022

Arun Gowda(1)(2)(4)(5)	59	Director	2023

Wrendon Timothy(3)(5)	44	Director	2021

Lesley Thompson(1)(2)(3)(4)	53	Director	2021

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Member of Underwriting Committee.

(4) Member of Nominating and Corporate Governance Committee.

(5) Member of Investment Committee.

The nominees have consented to serve as directors of the Company if elected.

Set forth below is biographical information concerning each nominee for election as a director of the Company, including a discussion of such nominee’s particular experience, qualifications, attributes or skills that led our Nominating and Corporate Governance Committee and our Board to conclude that the nominee should serve as a director of our Company.

Jay Madhu. Mr. Madhu is a founder of our Company. He has served as our Chief Executive Officer and President, and as a director of our Company, since April 2013, and has served as Chairman of the Board since January 2018. Mr. Madhu also serves as a director of Oxbridge Reinsurance Limited and Oxbridge Re NS, the licensed reinsurance subsidiaries of our Company. Beginning in 2021, Mr. Madhu served as the Chairman of the Board, Chief Executive Officer and President of Oxbridge Acquisition Corp. (“OXAC”) until the consummation of the business combination with Jet.AI Inc. (NASDAQ: JTAI) in August 2023. He has also served as the Chairman of the Board, Chief Executive Officer and President of OAC Sponsor Ltd., formerly the sponsor of OXAC, since 2021. Mr. Madhu also serves as a director of the Company’s 80% owned subsidiaries SurancePlus Holdings Ltd. and SurancePlus Inc., a British Virgin Islands Web3 entity. Mr. Madhu has also been a director of HCI Group, Inc. (NYSE: HCI), a publicly traded holding company owning subsidiaries primarily engaged in the property and casualty insurance business, since May 2007. He also served as the President of Greenleaf Capital, the real estate division of HCI Group, Inc., from June 2011 through June 2013 and as Vice President of Investor Relations for HCI Group, Inc. from February 2008 through June 2013. Mr. Madhu also served as Vice President of Marketing for HCI Group, Inc. from 2008 to 2011. In his various positions at HCI Group, Inc., Mr. Madhu’s responsibilities included marketing, investor relations and management and oversight of HCI Group’s real estate division. He has also been a director of HCI Group’s wholly owned subsidiary, Claddaugh Casualty Insurance Company Ltd (“Claddaugh”), since July 2010. From August 2013 to April 2014, Mr. Madhu has served on the board of directors of BayFirst Financial Corp. (NASDAQ: BAFN) a bank holding company in Seminole, Florida. Mr. Madhu also served on the board of directors of Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR), a publicly held real estate investment trust, from 2012 to June 2014. As an owner and manager of commercial properties, Mr. Madhu has been President of 5th Avenue Group LC, a real estate management company, from 2002 to 2020 and was President of Forrest Terrace LC, a real estate management company, from 1999 until 2010. In addition, Mr. Madhu is an investor in banking and health maintenance organizations. He was also President of The Mortgage Corporation Network (correspondent lenders) from 1996 to 2011. Prior to that, Mr. Madhu was Vice President, mortgage division, at First Trust Mortgage & Finance, from 1994 to 1996; Vice President, residential first mortgage division, at Continental Management Associates Limited, Inc., from 1993 to 1994; and President, S&S Development, Inc. from 1991 to 1993. He attended Northwest Missouri State University, where he studied marketing and management.

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Mr. Madhu is an approved director with Cayman Islands Monetary Authority, Bermuda Monetary Authority, Florida Office of Insurance Regulation, Arkansas Insurance Department, California Department of Insurance, Maryland Insurance Administration, New Jersey Department of Banking and Finance, North Carolina Department of Insurance, Ohio Department of Insurance, Pennsylvania Insurance Department and South Carolina Department of Insurance. Mr. Madhu attended Northwest Missouri State University where he studied marketing and management. Mr. Madhu brings considerable business and capital markets experience to our Board of Directors.

Mr. Madhu brings considerable business, capital markets and marketing experience to our Board.

Dwight Merren. Mr. Merren has been a director of our Company since November 2022. He currently serves as an AVP, Private Banking at Butterfield Bank (Cayman) Limited (“Butterfield Cayman”) since December 2021, servicing mainly high net-worth private clientele Butterfield Cayman is part of the Butterfield Group (NYSE: NTB). Prior to this, from November 2014, Mr. Merren served as a Relationship Manager in Butterfield’s Corporate Banking Department where he was responsible for the management of a portfolio of corporates across various business sectors, including captive insurers, insurance companies, reinsurance companies, special-purpose vehicles, liquidation accounts, large multinational companies and hedge funds. Mr. Merren previously served as Relationship Manager of HSBC Bank (Cayman) Limited from October 2011 to October 2014, and as Deputy Head – Insurance Division at CIMA, from March 2009 to September 2011. From July 1992 to February 2009, Mr. Merren held senior roles of Administrator at Midland Bank (now HSBC), Assistant Vice President at Willis Management (Cayman) Limited, and Vice President at Global Captive Management Ltd. where he led and managed large portfolio of captive insurance companies. Mr. Merren served as an independent director at Cayman Islands National Insurance Company (“CINICO”), and as the Chairman of the Risk and Compliance Committee, and Chair of the Finance Committee from November 2017 to February 2022. Mr. Merren holds an Bachelor of Science degree in International Finance from The International College of the Cayman Islands.

Mr. Merren brings invaluable experience in insurance, banking, risk management, compliance and governance to our Board.

Arun Gowda. Mr. Gowda has been a director of our Company since January 2023. He serves as the Managing Partner of Broadpeak Ventures since January 2018. In his role, Mr. Gowda oversees and manages investment and business development with early-stage venture companies in asset management, insurance and alternative investment strategies. Mr. Gowda served as the Managing Director, UBS O’Connor at New York, an alternative investment arm UBS Group AG (NYSE: UBS) from September 2016 to December 2017, where he was responsible for raising funds for private credit and hedge funds. From February 2012 to December 2015, Mr. Gowda served as Managing Director at Guggenheim Investments, New York, where he was responsible for development of the alternative investment platform for institutional investors including pension funds, insurance companies and private banks. From August 1993 to December 2011, Mr. Gowda held senior roles of Vice President at Morgan Stanley, New York (NYSE: MS), Executive Director at UBS Investment Bank, London (NYSE: UBS) and Partner at Eventi Capital Partners, Toronto, where he managed investments in private companies in technology, medical device, and alternatives. Mr. Gowda served as a director on Ide8 Re, a Bermuda captive reinsurer for insurtech Bamboo Insurance from April 2021 through to its acquisition in January 2024. Mr. Gowda also serves as an advisor to the management of Aquarian Holdings and Osprey Funds from January 2019 and May 2021, respectively. Mr. Gowda currently serves as a director of Generational Re (ISAC) Limited Bermuda, a Bermuda-based life and annuity insurer. Mr. Gowda holds an MBA in Finance from The Wharton School, University of Pennsylvania, and a Bachelor’s Degree with Distinction in Electrical Engineering, Computer Science and Math from Vanderbilt University.

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Mr. Gowda brings invaluable experience in investments, hedge funds, insurance and reinsurance products, and experience in fund raise and scaling businesses to our Board.

Wrendon Timothy. Mr. Timothy has been a director of our Company since November 2021. Mr. Timothy has served as the Chief Financial Officer and Corporate Secretary of our Company since August 2013. In his role, he has provided financial and accounting consulting services with a focus on technical and SEC reporting, compliance, internal auditing, corporate governance, mergers & acquisitions analysis, risk management, and CFO and controller services. Mr. Timothy also serves as an executive and director of Oxbridge Reinsurance Limited and Oxbridge Re NS, the licensed reinsurance subsidiaries of Oxbridge Re. Mr. Timothy served as the Chief Financial Officer, Treasurer, Secretary and director of Oxbridge Acquisition Corp. from April 2021 until the business combination with Jet.AI Inc. in August 2023, and its sponsor, OAC Sponsor Ltd. from April 2021 to present. Mr. Timothy also serves as a director of 80% owned subsidiaries SurancePlus Holdings Ltd., and SurancePlus Inc., a British Virgin Islands Web3 entity.

Mr. Timothy started his financial career at PricewaterhouseCoopers (Trinidad) in 2004 as an Associate in their assurance division, performing external and internal audit work, and tax-related services. Throughout his career progression and transitions through KPMG Trinidad and PricewaterhouseCoopers (Cayman Islands), Mr. Timothy has successfully delivered services across both the public and private sectors. Mr. Timothy management roles allowed him to be heavily involved in the planning, budgeting, and leadership of engagement teams, serving as a liaison for senior client management, and advising on technical accounting matters. Mr. Timothy is a Fellow of the Association of Chartered Certified Accountants (ACCA), a Chartered Corporate Secretary and also holds a Postgraduate Diploma in Business Administration and a Master of Business Administration, with Distinction (with a Specialism in Finance (with Distinction)), from Heriot Watt University in Edinburg, Scotland. Mr. Timothy holds directorship and leadership roles with a number of privately-held companies, and also serves on various not-for-profit organizations, including his governance role as Chairman of Audit & Risk Committee of The Utility Regulation & Competition Office of the Cayman Islands from May 2021 to December 2022, and June 2023 to present. Mr. Timothy also serves as lead independent director and member of the Audit, Compensation, and Nominating and Corporate Governance Committees of Jet.AI Inc. (NASDAQ: JTAI). Mr. Timothy is an active Fellow Member of the ACCA, an active member of the Cayman Islands Institute of Professional Accountants (CIIPA), and an active Fellow Member of the Chartered Governance Institute and holds the Accredited Director (Acc. Dir.) designation through the Chartered Governance Institute of Canada.

Mr. Timothy brings considerable finance, accounting, corporate governance and risk management experience to our Board.

Lesley Thompson. Ms. Thompson has served as the Managing Director of Willis Towers Watson Management (Cayman) Ltd. (“WTW Cayman”) since March 2020 and as Secretary since April 2020. WTW Cayman is part of the Willis Towers Watson group (NASDAQ: WTW). Ms. Thompson is responsible for the strategy and leadership of WTW Cayman providing insurance management and brokerage services to its clients. Ms. Thompson also provides independent director services to insurance and structured finance companies. Ms. Thompson currently serves as a director to ICP Investment Holdings Limited since November 2016 and ICP Reinsurance Limited since January 2017. Ms. Thompson previously served as Vice President of Maples Fiduciary Services (Cayman) Limited from February 2016 to March 2020 where she headed the insurance management services and provided independent director services to insurance and structured finance companies. From January 2000 to January 2016, Ms. Thompson held senior roles of Assistant Vice President, Assistant Manager & Group Vice President at Aon Insurance Managers (Bermuda) Ltd., HSBC Financial Services (Cayman) Ltd., Atlas Insurance Management (Cayman) Ltd. and Advantage International Management (Cayman) Ltd. where she led and managed large portfolios of property & casualty and life & annuity companies, including special purpose vehicles, segregated portfolio companies and group captives. Ms. Thompson has served as a member of the executive committee of The Insurance Managers Association of Cayman since August 2020 and is the past Chairperson. Ms. Thompson is a Chartered Management Accountant (ACMA & CGMA), a Fellow of Captive Insurance (FCI) and holds the Accredited Director (Acc. Dir.) designation through the Chartered Governance Institute of Canada.

Ms. Thompson brings invaluable experience in insurance, accounting and corporate governance to our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

ITEM 1 ON YOUR PROXY CARD.

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PROPOSAL TWO

RATIFICATION OF THE COMPANY’S AUDITORS

Upon recommendation of the Audit Committee of the Company, our Board proposes that the shareholders ratify the appointment of Hacker, Johnson & Smith, P.A. (“Hacker Johnson”) to serve as the independent auditors of the Company for the fiscal year ending December 31, 2025. Hacker Johnson served as the independent auditors of the Company for the fiscal years ended December 31, 2013 through December 31, 2024.

Although ratification is not required by law, our Board believes that shareholders should be given the opportunity to express their views on the subject. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders.

We do not expect that a representative of Hacker Johnson will attend the Meeting. If a representative does attend and desires to make a statement, the representative will have an opportunity to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HACKER

JOHNSON AS THE COMPANY’S AUDITOR.

ITEM 2 ON YOUR PROXY CARD.

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PROPOSAL 3

APPROVAL, IN ACCORDANCE WITH NASDAQ LISTING RULE 5635(d),

OF THE ISSUANCE OF MORE THAN 19.99% OF OUR OUTSTANDING ORDINARY SHARES

ISSUABLE UPON THE EXERCISE OF SERIES B WARRANTS.

General

We are asking stockholders to approve the issuance of more than 19.99% of our outstanding ordinary shares issuable upon the exercise of certain warrants issued pursuant to a Securities Purchase Agreement, dated February 24, 2025, by and between the company and purchaser thereto (the “Purchase Agreement”).

Description of Transaction

On February 24, 2025, we and an institutional investor (the “Purchaser”) entered into the Purchase Agreement, pursuant to which we agreed to issue to the Purchaser an aggregate of 705,884 of our ordinary shares, Series A Warrants to purchase up to an aggregate of 529,413 ordinary shares (the “Series A Warrants”), and Series B Warrants to purchase up to an aggregate of 882,355 ordinary shares (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) (the “Transaction”). The combined effective offering price for each ordinary share and the accompanying Warrants was $4.25. The Series A Warrants are immediately exercisable, expire two years from the initial exercise date and have an exercise price of $4.25 per share. The Series B Warrants will be exercisable on the earlier of the date of shareholder approval or six months from the date of issuance, expire five years from the initial exercise date, and have an exercise price equal to the lower of (i) $5.00 and (ii) from and after the date the Company receives shareholder approval, $4.25 per share.

We received aggregate gross proceeds from the Transaction of approximately $2.7 million, before deducting fees to the Placement Agent (as defined below) and other estimated offering expenses payable by us. In connection with the Transaction, on February 24, 2025, we entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”), pursuant to which we engaged the Placement Agent as the exclusive placement agent for the company. We agreed to pay the Placement Agent a cash fee equal to 6.0% of the gross proceeds raised in the Transaction and to reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $45,000.

For further information regarding these agreements and the Transaction, please refer to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2025. The discussion herein relating to the Placement Agency Agreement, the Purchase Agreement and the Warrants is qualified in its entirety by reference to the transaction documents filed as exhibits to such Form 8-K.

Description of Series B Warrants

The following is a brief summary of certain terms and provisions of the Series B Warrants and is subject in all respects to the provisions contained in the Series B Warrants.

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Exercisability. The Series B Warrants will be exercisable on the date that is the earlier of (i) (the “Stockholder Approval Date”) on which the stockholders of the Company approve the issuance of all of the Series B Warrants and the shares of ordinary shares issuable upon the exercise of the Series B Warrants (the “Stockholder Approval”) or (ii) six months from issuance. We agreed to hold an annual or special meeting of stockholders on or before June 30, 2025 for the purpose of obtaining Stockholder Approval. The Series B Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of our ordinary shares purchased upon such exercise. If, at the time of exercise a registration statement registering the issuance of the shares of ordinary shares underlying the Series B Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Series B Warrants through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of ordinary shares determined according to the formula set forth in the Series B Warrants.

Exercise Limitation. A holder will not have the right to exercise any portion of the Series B Warrants if the holder would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the outstanding ordinary shares immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation up to 9.99% of the number of shares of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B Warrants, provided that any increase in such beneficial ownership limitation shall not be effective until 61 days following notice from the holder to us.

Exercise Price; Adjustments. The Series B Warrants have an exercise price of the lower of (i) the Nasdaq minimum price or (ii) from and after the Shareholder Approval Date, $4.25, subject to adjustment. The exercise price and the number of shares of ordinary shares issuable upon exercise are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting shares of our ordinary shares. In addition, if we grant, issue or sell certain securities pro rata to the record holders of our ordinary shares, other than certain exempt issuances, or if we declare or make any dividend or other distribution of our assets, including cash, stock or other property to the holders of our ordinary shares, then the holders of the Series B Warrants will be entitled to participate in such transactions to the same extent such holder would have participated in such transaction if it held the number of shares of ordinary shares issuable upon exercise of the Series B Warrants without regard to any limits on exercise contained in the Series B Warrants.

Transferability. Subject to applicable laws, the Series B Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Series B Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

Fundamental Transactions. If a fundamental transaction (as defined in the Series B Warrants) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Series B Warrants with the same effect as if such successor entity had been named in the Warrant itself. Following such fundamental transaction, the holders of the Series B will be entitled to receive upon exercise of the Series B Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series B Warrants immediately prior to such fundamental transaction without regard to any limits on exercise contained in the Series B Warrants.

Rights as a Stockholder. Except as otherwise provided in the Series B Warrants or by virtue of such holder’s ownership of shares of our ordinary shares, the holder of a Series B Warrant does not have the rights or privileges of a holder of shares of our ordinary shares, including any voting rights, until the holder exercises the Series B Warrant.

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Reasons for the Warrant Approval Proposal

A vote in favor of this proposal is a vote “for” approval of the issuance of the shares of our ordinary shares that may be issuable upon the exercise of the Series B Warrants. The aggregate number of shares of our ordinary shares issuable upon the exercise of such Series B Warrants, when combined with the ordinary shares and ordinary shares issuable upon exercise of the Series A Warrants issued in the Transaction, may exceed 19.99% of the outstanding shares of our ordinary shares at a price lower than the Minimum Price (as defined below).

Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance by the issuer of ordinary shares (or securities convertible into or exercisable for ordinary shares) equal to 20% or more of the ordinary shares or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of (i) the company’s Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement, or (ii) the average of the company’s Nasdaq Official Closing Price (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”). Pursuant to Nasdaq rules, the presence of any provision that could cause the conversion or exercise price of a convertible security to be reduced to below the Minimum Price immediately before the entering into of the binding agreement will cause the transaction to be viewed as a discounted issuance.

Because the total aggregate number of shares of ordinary shares issuable upon exercise of the Series B Warrants, when combined with the ordinary shares and ordinary shares issuable upon exercise of the Series A Warrants issued in the Transaction, may exceed 19.99% of the outstanding shares of our ordinary shares at a price lower than the Minimum Price, we are asking stockholders to approve of such issuance pursuant to Nasdaq Listing Rule 5635(d).

Effect of the Proposal

If the Company does not obtain Stockholder Approval at the first meeting, the Company will call a meeting every ninety (90) days thereafter to seek Stockholder Approval until the Stockholder Approval Date. Failure to obtain such approval may discourage future investors from engaging in future financings with us. If these consequences occur, we may have difficulty finding alternative sources of capital to fund our operations in the future on terms favorable to us or at all. We can provide no assurance that we would be successful in raising funds pursuant to additional equity or debt financings or that such funds could be raised at prices that would not create substantial dilution for our existing stockholders.

Certain Risks Associated with the Proposal

The issuance of shares of ordinary shares upon exercise of the Warrants will have a dilutive effect on current stockholders. The percentage ownership of the company held by current stockholders will decline as a result of the issuance of the shares of ordinary shares underlying the Series B Warrants. This means also that our current stockholders will own a smaller percent interest in us as a result of the exercise of the ordinary shares and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Dilution of equity interests could also cause prevailing market prices for our ordinary shares to decline. If the Series B Warrants are exercised in full for cash, a total of 882,355 shares of ordinary shares will be issuable to the holders of the Series B Warrants and this dilutive effect may be material to current stockholders of the company.

There may be future sales of our ordinary shares, which could adversely affect the market price of our ordinary shares. The exercise of any warrants, and other issuances of our ordinary shares could have an adverse effect on the market price of the shares of our ordinary shares. Sales of a substantial number of shares of our ordinary shares or the perception that such sales might occur could materially adversely affect the market price of the shares of our ordinary shares.

Provisions of the Warrants could discourage an acquisition of us by a third party. Certain provisions of the Series B Warrants could make it more difficult or expensive for a third party to acquire us. The Series B Warrants provide that, in the event of certain transactions constituting fundamental transactions, holders of such warrants will have the right, at their option, to receive from us or a successor entity the kind and amount of securities, cash or other property that such holder would have received had they exercised the Series B Warrants immediately prior to the fundamental transaction. These and other provisions of the Series B Warrants could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to the holders of our ordinary shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” THE APPROVAL, IN ACCORDANCE WITH NASDAQ LISTING RULE 5635(d), OF THE ISSUANCE

OF MORE THAN 19.99% OF OUR OUTSTANDING ORDINARY SHARES ISSUABLE UPON THE EXERCISE OF SERIES B WARRANTS.

ITEM 3 ON YOUR PROXY CARD.

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Board Leadership Structure and Risk Oversight

Our Company’s Board does not have a current requirement that the roles of Chief Executive Officer and Chairman of the Board be either combined or separated because the Board believes it is in the best interest of our Company to make this determination based upon the position and direction of the Company and the constitution of the Board. The Board regularly evaluates whether the roles of Chief Executive Officer and Chairman of the Board should be combined or separated.

Jay Madhu has served as Chairman of the Board effective January 1, 2018. Our independent directors have determined that the most effective leadership structure for our Company at the present time is for our Chief Executive Officer to also serve as our Chairman of the Board. Our independent directors believe that because our Chief Executive Officer is ultimately responsible for our day-to-day operations and for executing our business strategy, and because our performance is an integral part of the deliberations of our Board, our Chief Executive Officer is the director best qualified to act as Chairman of the Board. Our Board retains the authority to modify this structure to best address our unique circumstances, and so advance the best interests of all stockholders, as and when appropriate.

We have three independent directors and two non-independent directors. We believe that the number of independent, experienced directors on our Board provides the necessary and appropriate oversight for our Company.

Management is primarily responsible for assessing and managing the Company’s exposure to risk. While risk assessment is management’s duty, the Audit Committee is responsible for discussing certain guidelines and policies with management that govern the process by which risk assessment and control is handled. The Audit Committee also reviews steps that management has taken to monitor the Company’s risk exposure. In addition, the Underwriting Committee approves and reviews our underwriting policies and guidelines, oversees our underwriting process and procedures, monitors our underwriting performance and oversees our underwriting risk management exposure. Management focuses on the risks facing the Company, while the Audit Committee and the Underwriting Committee focus on the Company’s general risk management strategies and oversee risks undertaken by the Company. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Board Committees and Meetings

Our Board has five committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Underwriting Committee and an Investment Committee. Each committee, except for the Investment Committee, has a written charter. The table below provides current membership information for each of the committees.

Nominating and
	Audit	Compensation	Corporate Governance	Underwriting	Investment
	Committee	Committee	Committee	Committee	Committee

Jay Madhu				X	X

Arun Gowda	X	X	X		X*

Wrendon Timothy				X	X

Lesley Thompson	X	X	X*	X*

Dwight Merren	X	X*	X		X

# of meetings held in 2024	4	2	1	3	4

* Committee Chairperson

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Our Board held six (6) meetings in 2024. Each of our directors above attended at least 80% of the meetings of the Board in 2024.

It is our policy that directors are expected to attend the Annual General Meeting of Shareholders in the absence of a scheduling conflict or other valid reason. All of our directors serving at the time of our 2024 Annual General Meeting of Shareholders attended such meeting.

The Board has determined that (1) Jay Madhu and Wrendon Timothy do not qualify as independent directors under the applicable rules of The Nasdaq Stock Market and the Securities and Exchange Commission (“SEC”) and (2) Arun Gowda, Dwight Merren and Lesley Thompson qualify as independent directors under the applicable rules of The Nasdaq Stock Market and the SEC.

The Board has also determined that all of the current members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee qualify as independent directors under the applicable rules of The Nasdaq Stock Market and SEC and that the current members of the Compensation Committee each qualify as a “non-employee director” as defined in Section 16b-3 of the Exchange Act.

Below is a description of each committee of our Board.

Audit Committee

Our Audit Committee consists of three members – Arun Gowda, Dwight Merren and Lesley Thompson. Each of these individuals meets all independence requirements for Audit Committee members set forth in applicable SEC rules and regulations and the applicable rules of The Nasdaq Stock Market. Arun Gowda serves as Chairman of our Audit Committee and both Arun Gowda and Lesley Thompson qualify as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC.

The Audit Committee has general responsibility for the oversight of our accounting, reporting and financial control practices. The Audit Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities, and which can be found on our website at www.oxbridgere.com.

Compensation Committee

Our Compensation Committee currently consists of three members – Dwight Merren, Lesley Thompson and Arun Gowda. Dwight Merren serves as Chairman of our Compensation Committee. All of the current members of our Compensation Committee qualify as independent directors under the applicable rules of The Nasdaq Stock Market and as “non-employee directors” under Section 16b-3 of the Exchange Act.

The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our Chief Executive Officer and to make recommendations to our Board relating to the compensation of our other executive officers. Our Compensation Committee, among other things, assists our Board in ensuring that a proper system of compensation is in place to provide performance-oriented incentives to management. Our Compensation Committee has the authority to delegate its responsibilities to a subcommittee or to officers of the Company to the extent permitted by applicable law and the compensation plans of the Company if it determines that such delegation would be in the best interest of the Company. Our Compensation Committee from time to time may engage a compensation consultant and engaged Zayla Partners, LLC as a compensation consultant with respect to executive and director compensation for 2023 and going forward.

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The Compensation Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities, and which can be found on our website at www.oxbridgere.com.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of three members – Arun Gowda, Lesley Thompson and Dwight Merren. Lesley Thompson serves as the Chair of our Nominating and Corporate Governance Committee. All of the members of our Nominating and Corporate Governance Committee qualify as independent directors under the applicable rules of The Nasdaq Stock Market and as “non-employee directors” under Section 16b-3 of the Exchange Act.

The Nominating and Corporate Governance Committee makes recommendations to our Board as to nominations for our Board and committee members, as well as with respect to structural, governance and procedural matters. The Nominating and Corporate Governance Committee also reviews the performance of our Board and the Company’s succession planning. The Nominating and Corporate Governance Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities, and which can be found on our website at www.oxbridgere.com.

The Nominating and Corporate Governance Committee is responsible for reviewing the criteria for the selection of new directors to serve on the Board and reviewing and making recommendations regarding the composition and size of the Board. When our Board decides to seek a new member, whether to fill a vacancy or otherwise, the Nominating and Corporate Governance Committee will consider recommendations from other directors, management and others, including shareholders. In general, the Nominating and Corporate Governance Committee looks for directors possessing superior business judgment and integrity who have distinguished themselves in their chosen fields and who have knowledge or experience in the areas of insurance, reinsurance, financial services or other aspects of the Company’s business, operations or activities. In selecting director candidates, the Nominating and Corporate Governance Committee also considers the interplay of the candidate’s experience with the experience of the other Board members, as well as diversity of director candidates.

While we do not have an official policy, the Nominating and Corporate Governance Committee will consider, for director nominees, persons recommended by shareholders, who may submit recommendations to the Nominating and Corporate Governance Committee in care of the Company’s Secretary, at Suite 201, 42 Edward Street, P.O. Box 469, Grand Cayman, KY1-9006, Cayman Islands. To be considered by the Nominating and Corporate Governance Committee, such recommendations must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected. Nominees for director who are recommended by shareholders to the Nominating and Corporate Governance Committee will be evaluated in the same manner as any other nominee for director.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies, as we have never received a recommendation from any shareholder for any candidate to serve on our Board. While there have been no nominations of additional directors proposed, in the event such a proposal is made, our current board will participate in the consideration of director nominees.

Underwriting Committee

The Underwriting Committee consists of three members – Lesley Thompson, Jay Madhu and Wrendon Timothy. Lesley Thompson serves as Chairman of our Underwriting Committee. The Underwriting Committee’s responsibilities include approving and reviewing our underwriting policies and guidelines, overseeing our underwriting process and procedures, monitoring our underwriting performance and overseeing our underwriting risk management exposure. The Underwriting Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities, and which can be found on our website at www.oxbridgere.com.

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Investment Committee

The Investment Committee consists of three members – Arun Gowda, Wrendon Timothy and Jay Madhu. Arun Gowda serves as Chairman of the Investment Committee. The Investment Committee’s responsibilities include approving and reviewing any changes to our investment guidelines, and monitoring investment performance and market, credit and interest rate exposure as a result of opportunistic investment decisions undertaken by management. The Investment Committee is governed by investment guidelines that have been approved by our Board. There is no written charter for the Investment Committee.

Code of Ethics

Our Board has adopted a written Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. We have posted a current copy of the code on our website, www.oxbridgere.com, in the “Corporate Information – Governance Documents” section of the website. We intend to disclose any change to or waiver from our Code of Business Conduct and Ethics by posting such change or waiver to our internet web site within the same section as described above.

Insider Trading & Anti-Hedging Policy

Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees, as well as their family members and entities under their control. This policy is reasonably designed to promote compliance with insider trading laws, related SEC rules and regulations and the Nasdaq listing rules. The policy prohibits such persons and entities from engaging in hedging transactions involving our equity securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. A copy of the insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Clawback Policy

In accordance with SEC and Nasdaq requirements, our Board has adopted an executive compensation recovery policy regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. In general, the policy provides that, unless an exception applies, we will seek to recover compensation that is awarded to an executive officer based on the Company’s attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results. A copy of the clawback policy is filed as an Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Board Diversity Matrix

Each of our directors possesses certain experience, qualifications, attributes and skills, as further described above, that led to our conclusion that he or she should serve as a member of the Board. In addition to the foregoing biographical information with respect to each of our directors, the following tables evidences additional diversity, experience and qualifications of our individual directors.

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Board Diversity Matrix (as of March 14, 2025)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	-	-
Part II: Demographic Background
African American or Black	-	1	-	-
Alaskan Native or Native American	-		-	-
Asian	-	2	-	-
Hispanic or Latinx	-		-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	1	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ		-
Did Not Disclose Demographic Background		-

DIRECTOR COMPENSATION

All directors, other than Mr. Madhu and Mr. Timothy, are entitled to receive compensation from us for their services as directors. Under the Articles, our directors may receive compensation for their services as may be determined by our Board. As further discussed in the “Executive Compensation” section below, the Committee recently retained the services of an outside, independent compensation consultant to advise on compensation practices for the Company. The Committee is leveraging the independent consultant’s insights going forward on both executive and board of director compensation.

The following table sets forth information with respect to compensation earned by each of our directors (other than employee directors) during the year ended December 31, 2024.

Name	Fees Earned or Paid In Cash (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value And Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Arun Gowda	$15,000	$25,000	$-	-	-	-	$40,000
Lesley Thompson	$15,000	$25,000	$-	-	-	-	$40,000
Dwight Merren	$15,000	$25,000	$-	-	-	-	$40,000

(1)	During 2024, our three non-employee directors received director fees paid in cash pursuant to our Non-Employee Director Compensation Program.

(2)	All stock awards were granted under our Non-Employee Director Compensation Program adopted under our 2021 Omnibus Incentive Plan. The value reported above in the “Stock Awards” column is the aggregate grant date fair value for the NEO’s option awards granted in 2024, determined in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation”. On January 2, 2024, each of our non-employee directors were granted 23,809 restricted ordinary shares that vest one-half on the 180th day after the grant date and one-half on the first anniversary of the grant date, provided that the director is in continuous service to the Company through the applicable vesting date.

Additionally, on March 25, 2024, each of our Non-Employee Directors were granted restricted in the Company’s subsidiary, SurancePlus Holdings Ltd. (“SP Holdings”). Each director was awarded 2,000 restricted stock under SP Holdings 2024 Omnibus Incentive Plan and the restricted stock vest ratably over a period of 1 year from the grant date.

Excluding the above outstanding restricted stock in the Company’s subsidiary SP Holdings, the aggregate number of stock awards outstanding for each non-employee director as of December 31, 2024 was as follows:

		Number of
	Number	Restricted
Name	of Options	Shares
Arun Gowda	-	34,358
Lesley Thompson	-	50,358
Dwight Merren	-	34,358

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SHAREHOLDER COMMUNICATION

Our Board has adopted a policy for handling shareholder communications to directors. Shareholders may send written communications to our Board or any one or more of the individual directors by mail, c/o Secretary, Oxbridge Re Holdings Limited, Suite 201, 42 Edward Street, P.O. Box 469, Grand Cayman, KY1-9006, Cayman Islands. The Secretary is directed to forward each appropriate communication to the director or directors for whom it is intended. There is no screening process, other than to confirm that the sender is a shareholder and to filter inappropriate materials and unsolicited materials of a marketing or publication nature. All shareholder communications that are received by the Secretary of the Company for the attention of a director or directors are forwarded to such director or directors.

EXECUTIVE OFFICERS

The below table lists our executive officers. Additional information about each executive officer can be found under “Director Nominees” above. There is no family relationship among any of the directors and/or executive officers of the company.

Name	Age	Position	Position Since

Jay Madhu*	58	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	2013

Wrendon Timothy*	44	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	2013

* See biography above under “Director Nominees”

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EXECUTIVE COMPENSATION

Executive Summary

This narrative discussion of our named executive compensation program is intended to assist your understanding of, and to be read in conjunction with, the Summary Compensation Table and related disclosures set forth below.

For the 2024 fiscal year, our named executive officers were as follows:

●	Jay Madhu, our Chief Executive Officer, President and Chairman of the Board
●	Wrendon Timothy, our Chief Financial Officer, Director and Secretary

Overview and Objectives of Our Executive Compensation Program

Through our executive compensation program, we seek to align our executive officers’ interests and motivations with those of our stockholders by rewarding both short-term and long-term objectives. We believe that the overall compensation of our executive officers should provide a competitive level of total compensation that enables us to attract, retain and incentivize highly qualified executive officers with the background and experience necessary to lead the company and achieve its business goals.

The Compensation Committee continued to engage an outside, independent compensation consultant to assist in the development of the Company’s compensation programs for both the executives and independent members of the Board of Directors. As the Company continues to grow and evolve the Compensation Committee and Board intends to continue to review and modify our compensation policies to ensure that we attract, motivate and retain highly skilled executives and employees to execute on our strategic objectives.

Benchmarking, Consultants and Compensation Peer Group

As noted above, the Compensation Committee engaged an independent third-party compensation consultant, Zayla Partners, LLC (“Zayla”), to assist the Compensation Committee in addressing matters of compensation and benefits, and to identify peer group companies based on critical industry and size criteria. The Company recognizes that compensation practices must be competitive in the marketplace and marketplace information is one of the many factors that are considered in assessing the reasonableness of compensation programs. While the Committee has requested the data and guidance provided by Zayla, the Compensation Committee retains the discretion to make all final decisions relative to matters of compensation and benefits.

The Committee engaged Zayla to provide benchmarking for the Company’s NEOs for fiscal 2023 and prospectively, based on the use of data from the peer group of companies shown below. The overall compensation programs for the Company’s NEOs are designed to reward achievement of performance and to attract, retain, and motivate them in an increasingly competitive talent market. The Compensation Committee examined compensation data for the peer group of companies shown below to stay current with market pay practices and trends and to understand the competitiveness of our overall executive compensation programs and their various elements. The Committee used this benchmarking data for informational purposes. It does not formulaically target a specific percentile or make significant compensation decisions based on market data or peer group benchmarking data alone, which avoids a “ratcheting up” impact. The Committee uses performance as a primary driver of compensation levels. The peer group companies consisted of:

Atlantic American Corporation

Conifer Holdings, Inc.

FG Financial Group, Inc.

MBIA Inc.

eHealth, Inc.

Paysign Inc.

Acacia Research Corporation

Waterstone Financial, Inc.

Security National Financial Corporation

Citizens, Inc.

Flexshopper Inc.

Regional Management Corp.

ICC Holdings, Inc.

Reliance Global Group, Inc.

Oportun Financial Corporation

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From time to time, the Compensation Committee may supplement its business judgment pertaining to its consideration of the Company’s compensation matters, including salary amounts, short-term and long-term incentive plan minimum and incremental payout thresholds and targets, with a variety of market information obtained from a number of different sources including, among other things, the Compensation Committee’s general knowledge regarding compensation matters, information from one or more independent compensation consultants, peer company data, benchmarking related to that data, information obtained from independent search firms, historical and current Company compensation data, and historical, current and projected industry and Company financial operational performance data and trends.

Compensation Elements

We seek to align our executive officers’ interests and motivations with those of our stockholders. Typically, this is done using the following key compensation elements: base salary, short-term incentives and long-term incentives, as more fully described below. Among those three elements, from year to year, when considering its goal of promoting the overall financial performance of the Company on an annual and long-term basis, the use by the Committee of any or the extent of use of the short-term and long-term incentives described below may vary, but when used in the compensation packages for NEOs retain the pay-for-performance characteristics described below.

Base Salary

The employment agreements with our named executive officers (as described below in “Employment Agreements”) entitle our executive officers to receive a base salary, that may be increased from time to time. The base salaries of our named executive officers in fiscal year 2024 were:

Name of Executive	Position	Base Salary ($)
Jay Madhu	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	$312,500
Wrendon Timothy	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	$212,500

Annual Incentive Compensation

Our named executive officers are eligible to receive annually a discretionary cash bonus based on the financial performance of the Company as well as individual performance of each executive officer. In determining whether our executives were eligible for a bonus in fiscal year 2024, our Compensation Committee considered each officer’s performance in achieving the company’s strategic objectives during 2024, the stock price performance of the Company and the total compensation of each executive officer. The Compensation Committee intends to consider awarding performance bonus awards to our named executive officers later in fiscal 2025.

Equity Compensation

To align compensation with long-term performance, our equity compensation plan allows for the grant of share options, restricted share units and restricted share awards to our named executive officers and other employees. Each named executive officer is eligible to be considered for an annual equity award.

In January 2024, pursuant to our named executive officer employment agreements, the Committee granted 40,000 and 25,000 restricted shares awards to Mr. Madhu and Mr. Timothy, respectively.

Employment Agreements

Each of our named executive officers is party to employment agreements that entitle them to certain elements of compensation and govern the terms of their employment with the Company, as described in more detail below. Pursuant to their employment agreements, the named executive officers are eligible to participate in the employee benefits programs we provide to all of our employees, including medical, dental, vision, life, and disability insurance, to the same extent made available to other employees, subject to applicable law. There are no additional benefits or perquisites applicable exclusively to any of the named executive officers.

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Pursuant to the employment agreements, the named executive officers are subject to perpetual confidentiality restrictions and non-disparagement provisions, and non-solicitation restrictions with respect to the Company’s employees and customers and non-competition restrictions, in each case, for the duration of their employment and specified time thereafter.

The Company entered into amended and restated employment agreements with both Messrs. Madhu and Timothy on January 9, 2023.

Jay Madhu

On January 9, 2023, the Company entered into an Amended and Restated Employment Agreement with Mr. Madhu, with a term through December 31, 2025, and automatic renewals for additional successive 1-year terms unless notice of non-renewal is provided by the Company or Mr. Madhu at least ninety days prior to the renewal date. Under the terms of Mr. Madhu’s employment agreement, Mr. Madhu is currently paid a base salary of $312,500 per annum, payable monthly and adjustable annually, and an opportunity to be granted an annual incentive bonus at the discretion of the Board and participate in the Company’s equity incentive plan on the same terms as other senior executives. As such, the Company will annually grant to the executive 40,000 restricted shares under the 2021 Omnibus Plan, which will vest ratably on the first day of each calendar quarter over the 4 calendar quarters immediately following the grant date.

Mr. Madhu is eligible to participate in all of the Company’s pension, life insurance, health insurance, disability insurance and other benefit plans on the same basis as the Company’s other employee officers participate; entitled to a lump sum M&A transaction bonus of seven percent of the transaction value of certain mergers, stock sales, asset sales, or similar transactions by the Company or its subsidiaries; entitled to a lump sum payment equal to his base salary otherwise payable under the agreement for a three year severance period if terminated “without cause” or if he terminates his own employment for a “good reason event”, as those terms are defined in the agreement, in addition to any target bonus, restricted share award and M&A transaction bonus that would have been payable under the agreement during the applicable periods following the termination date; and subject to certain non-competition covenants and confidentiality provisions that the executive will abide by.

Wrendon Timothy

On January 9, 2023, the Company entered into an Amended and Restated Employment Agreement with Mr. Timothy, with a term through December 31, 2025, and automatic renewals for additional successive 1-year terms unless notice of non-renewal is provided by the Company or Mr. Timothy at least ninety days prior to the renewal date. Under the terms of Mr. Timothy’s employment agreement, Mr. Timothy is currently paid a base salary of $212,500 per annum, payable monthly and adjustable annually, and an opportunity to be granted an annual incentive bonus at the discretion of the Board and participate in the Company’s equity incentive plan on the same terms as other senior executives. As such, the Company will annually grant to the executive 25,000 restricted shares under the 2021 Omnibus Plan, which will vest ratably on the first day of each calendar quarter over the 4 calendar quarters immediately following the grant date.

Mr. Timothy is eligible to participate in all of the Company’s pension, life insurance, health insurance, disability insurance and other benefit plans on the same basis as the Company’s other employee officers participate; entitled to a lump sum M&A transaction bonus of three percent of the transaction value of certain mergers, stock sales, asset sales, or similar transactions by the Company or its subsidiaries; entitled to a lump sum payment equal to his base salary otherwise payable under the agreement for a three year severance period if terminated “without cause” or if he terminates his own employment for a “good reason event”, as those terms are defined in the agreement, in addition to any target bonus, restricted share award and M&A transaction bonus that would have been payable under the agreement during the applicable periods following the termination date; and subject to certain non-competition covenants and confidentiality provisions that the executive will abide by.

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SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our Named Executive Officers, or “NEOs”, in 2024 and 2023.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation(2)	Total
Jay Madhu	2024	$312,500	-	42,000	-	-	-	$5,305	$359,805
President and Chief Executive Officer	2023	$300,000	-	94,800	-	-	-	$5,305	$400,105

Wrendon Timothy	2024	$212,500	-	26,250	-	-	-	$5,305	$244,055
Chief Financial Officer and Corporate Secretary	2023	$195,000	-	59,250	-	-	-	$5,305	$259,555

(1)	All stocks awards were granted under our 2021 Omnibus Incentive Plan. The value reported above in the “Stock Awards” column is the aggregate grant date fair value for the NEO’s restricted share awards granted in 2024, determined in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation”.

(2)	In both 2024 and 2023, Mr. Madhu received $5,305 in company contributions to our defined contribution pension plan. In both 2024 and 2023, Mr. Timothy received $5,305 in company contributions to our defined contribution pension plan.

GRANTS OF PLAN BASED AWARDS IN FISCAL YEAR 2024

Our Compensation Committee, or our Board of Directors acting as our Compensation Committee may grant share options or restricted share awards under our 2021 Omnibus Incentive Plan.

	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards	All other Stock Awards: Number of Shares of Stock or Units (#)		All other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Jay Madhu	1/2/2024	1/30/2024	-	-	40,000	(1)	-		$-	42,000	(2)
Jay Madhu	3/25/2024	3/25/2024	-	-	125,300	(3)	-		$-	-	(5)
Jay Madhu	3/25/2024	3/25/2024			-		363,700	(4)	$15	-	(5)

Wrendon Timothy	1/2/2024	1/30/2024	-	-	25,000	(1)	-		$-	26,250	(2)
Wrendon Timothy	3/25/2024	3/25/2024	-	-	53,700	(3)	-		$-	-	(5)
Wrendon Timothy	3/25/2024	3/25/2024	-	-	-		155,730	(4)	$15	-	(5)

(1)	The amount represents a grant of restricted shares made pursuant to our 2021 Omnibus Incentive Plan. The shares are subject to forfeiture upon termination of employment and restriction of transfer, and will vest ratably on the grant date and first day of each calendar quarter over the 3 calendar quarters immediately following the grant date, contingent on Mr. Madhu’s and Mr. Timothy’s continuous employment or service with the Company until the applicable vesting date. The shares were granted conditioned on service to the Company and carry all the rights of a shareholder, including the right to receive dividends at the same rate applicable to all ordinary shareholders.

(2)	The amounts reflect the aggregate grant date fair value for each NEO’s restricted share awards granted in 2024, determined in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation”.

(3)

The amount represents a grant of restricted shares made pursuant to the 2024 Omnibus Incentive Plan of the Company’s subsidiary, SP Holdings. The shares are subject to forfeiture upon termination of employment with the Company and restriction of transfer, and will vest on the one-year anniversary of the grant date, contingent on Mr. Madhu’s and Mr. Timothy’s continuous employment or service with the Company and SP Holdings until the applicable vesting date. The shares were granted conditioned on service to the Company and carry all the rights of a shareholder, including the right to receive dividends at the same rate applicable to all ordinary shareholders.

(4)

The amount represents a grant of stock made pursuant to the 2024 Omnibus Incentive Plan of the Company’s subsidiary, SP Holdings. The options were granted conditioned on service to the Company and SP Holdings are subject to forfeiture upon termination of employment and restriction of transfer. The options will vest in increments of 6.25% on a quarterly basis over a four calendar-year period through to December 31, 2027, and will expire on the 10th anniversary of the date of grant unless earlier exercised or earlier terminated due to termination of employment.

(5)

The amounts reflect the aggregate grant date fair value for each NEO’s restricted share and stock option awards granted in 2024 under the SP Holdings’ 2024 Omnibus Incentive Plan, determined in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation”.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024

The following table sets forth information regarding outstanding stock option and restricted stock awards held by our NEOs at December 31, 2024, including the number of shares underlying both exercisable and unexercisable portions of each option as well as the exercise price and expiration date of each outstanding option:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Jay Madhu	120,000	(1)	-	-	$6.00	1/23/2025	-	-	-	-
	25,000		-	-	$6.00	1/16/2026	-	-	-	-
	25,000		-	-	$6.06	1/20/2027	-	-	-	-
	200,000		-	-	$2.00	3/16/2029	-	-	-	-
	175,000		-	-	$6.00	3/2/2031	-	-	-	-
	91,350		274,050	-	$15.00	3/25/2034	125,300	71,045	-	-

Wrendon Timothy	60,000	(2)	-	-	$6.00	1/23/2025	-	-	-	-
	10,000		-	-	$6.00	1/16/2026	-	-	-	-
	10,000		-	-	$6.06	1/20/2027	-	-	-	-
	90,000		-	-	$2.00	3/16/2029	-	-	-	-
	75,000		-	-	$6.00	3/2/2031	-	-	-	-
	39,150		117,450	-	$15.00	3/25/2034	53,700	30,448	-	-

(1)	Mr. Madhu was awarded 120,000 stock options on January 23, 2015, 25,000 stock options on January 16, 2016, 25,000 stock options on January 20, 2017, 200,000 stock options on March 16, 2019 and 175, stock options on March 2, 2021, all of which have fully vested. Mr. Madhu was awarded 365,400 stock options in the Company’s subsidiary, SP Holdings, on March 25, 2024. The options vest quarterly in increments of 22,837.50. The remaining 274,050 options will vest over the next 12 quarters, provided that Mr. Madhu remains employed by the Company.

(2)	Mr. Timothy was awarded 60,000 stock options on January 23, 2015, 10,000 stock options on January 16, 2016, 10,000 stock options on January 20, 2017, 90,000 options on March 16, 2019 and 75,000 stock options on March 2, 2021, all of which have fully vested. Mr. Timothy was awarded 156,600 stock options in the Company’s subsidiary, SP Holdings, on March 25, 2024. The options vest quarterly in increments of 9,787.50. The remaining 274,050 options will vest over the next 12 quarters, provided that Mr. Timothy remains employed by the Company.

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OPTION EXERCISES AND STOCK VESTED IN FISCAL 2024

The following table sets forth information regarding stock vested by our NEOs during the year ended December 31, 2024. There were no options exercised by our named executive officers in 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($) (1)

Jay Madhu	-	-	40,000	$74,100

Wrendon Timothy	-	-	25,000	$46,313

(1) Based upon the Company’s closing share price on the dates upon which the shares vested.

POLICIES AND PRACTICES FOR GRANTING CERTAIN EQUITY AWARDS - 2024 Awards

The Company does not have a formal written policy in place with regard to the timing of awards of options or other similar awards in relation to material nonpublic information.

The compensation committee’s general practice is to complete its annual executive compensation review and to determine compensation for our executive officers in connection with the Company’s completion of its audited year-end financial statements. Accordingly, annual equity awards are typically determined at the first compensation committee meeting of the fiscal year. On limited occasions, the Company may grant equity awards outside of its annual grant period for new hires, promotions, recognition, retention or other purposes.

For fiscal year 2024, the compensation committee awarded options to purchase ordinary shares of the Company’s 80% owned subsidiary, SP Holdings, as compensation to its named executive officers. The number of ordinary shares of SP Holdings underlying such options was determined by the compensation committee in consultation with the committee’s independent compensation consultant. The exercise price was determined as described in the table set forth below.

The Company did not make any grants of the Company’s equity during the period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q, 10-K or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information to named executive officers during fiscal year 2024. As required by Item 402(x)(2) of Regulation S-K , the following table contains information required regarding options to purchase ordinary shares of SP Holdings granted to our named executive officers for fiscal year 2024 during the period from four business days before to one business day after the filing of the Company’s periodic reports on Forms 10-K and 10-Q or current reports on Form 8-K that contained material nonpublic information with the SEC under the Exchange Act.

Name	Grant date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award	Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic
							information
Jay Madhu	3/25/2024	365,000	(1)	$15.00	(2)	$0		(2)
Wrendon Timothy	3/25/2024	156,600	(1)	$15.00	(2)	$0		(2)

(1)	Represents options to purchase ordinary shares of SP Holdings, a Cayman Islands exempted company and 80% owned subsidiary of the Company under SP Holdings 2024 Equity Incentive Plan.

(2)	There was no closing market price of the securities underlying the award, as the award consists of options to purchase ordinary shares of the Company’s 80% owned subsidiary, which are not publicly traded.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company.

Year (a)	Summary Compensation Table Total for Principal Executive Officer (“PEO”) (1) (b)	Compensation Actually Paid to PEO (2) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”) (3) (d)	Average Compensation Actually Paid to Non-PEO NEOs (4) (e)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5) (f)	Net Income (Loss) (millions) (6) (h)
2024	$359,805	$469,786	$244,055	$297,495	$220.86	$(2.75)
2023	$400,105	$346,193	$259,555	$191,429	$58.82	$(9.91)
2022	$290,305	$(213,164)	$167,305	$(50,075)	$64.17	$(1.79)

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Madhu (President and CEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation - Summary Executive Compensation Table.”

(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Madhu, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Madhu during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Madhu’s total compensation for each year to determine the compensation actually paid:

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Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards (a) ($)	Equity Award Adjustments (b) ($)	Compensation Actually Paid to PEO ($)
2024	$359,805	$(42,000)	$151,981	$469,786
2023	$400,105	$(94,800)	$40,888	$346,193
2022	$290,305	$-	$(503,469)	$(213,164)

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2024	$71,045	$-	$74,100	$6,836	$-	$-	$151,981
2023	$-	$(21,430)	$61,600	$718	$-	$-	$40,888
2022	$-	$(363,860)	$-	$(139,609)	$-	$-	$(503,468)

(3)	The Company has one other named executive officer, Mr. Timothy (Chief Financial Officer and Corporate Secretary), in the covered fiscal years.

(4)	The Company has one other named executive officer, Mr. Timothy (Chief Financial Officer and Corporate Secretary), in the covered fiscal years.

(5)	The cumulative Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2024 or 2023.

(6)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

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Description of Pay Versus Performance Relationships

The following graphs show the relationship between the compensation actually paid (“CAP”) for our PEO and our total shareholder return and net income (loss) over the prior three fiscal years ending December 31, 2024, 2023 and 2022, as reported in the tables above. Total shareholder return values are measured from December 31, 2021, based on an assumed fixed investment of $100.

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AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibilities relating to the general oversight of the Company’s financial reporting process. The Audit Committee conducts its oversight activities for the Company in accordance with the duties and responsibilities outlined in the Audit Committee charter.

The Company’s management is responsible for the preparation, consistency, integrity and fair presentation of the financial statements, accounting and financial reporting principles, systems of internal control and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm, Hacker Johnson, is responsible for performing an independent audit of the Company’s financial statements.

The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2024 with management.

2.	The Audit Committee has discussed with Hacker Johnson, the Company’s independent auditors for the year ended December 31, 2024, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees.

3.	The Audit Committee has received the written disclosures and the letter from Hacker Johnson required by applicable requirements of the PCAOB regarding Hacker Johnson’s communications with the Audit Committee concerning independence, and has discussed with Hacker Johnson its independence.

4.	Based upon the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

THE AUDIT COMMITTEE

Arun Gowda, Chairman

Lesley Thompson

Dwight Merren

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INDEPENDENT PUBLIC ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees for services related to the years ended December 31, 2024 and 2023 as provided by Hacker, Johnson & Smith PA, our principal accountant:

	2024	2023
Audit Fees (a)	$73,000	$70,500
Audit-related fees	-	-
Tax fees	-	-
All other fees	28,000	-
Total	$70,500	$70,500

(a)	Audit Fees represent fees billed for professional services rendered for the audit of our annual financial statements and review of our quarterly financial statements included in our quarterly reports on Form 10-Q. All other fees represent fees billed for professional services rendered in providing comfort letter to the Company’s underwriter on its ATM quarterly bringdown due diligence. The above fees are exclusive of audit fees of $35,000 (2023: $30,500) paid / payable for the statutory audit of the company’s reinsurance subsidiaries, Oxbridge Reinsurance Limited and Oxbridge Re NS.

Audit Committee’s Pre-Approval Policies and Procedures

Our Audit Committee charter includes our policy regarding the approval of audit and non-audit services performed by our independent auditors. The Audit Committee is responsible for retaining and evaluating the independent auditors’ qualifications, performance and independence. The Audit Committee pre-approves all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be perform6ed for us by our independent auditors, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Audit Committee may delegate this authority to a subcommittee consisting of one or more Audit Committee members, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next meeting. Our Board pre-approved all professional services provided to us by Hacker, Johnson & Smith PA. and RSM (Cayman) Ltd. during 2024 and 2023.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of March 14, 2025 by:

●	each person who is known by us to beneficially own more than 5% of our outstanding ordinary shares,

●	each of our directors and NEOs, and

●	all directors and executive officers as a group.
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The percentages of ordinary shares beneficially owned are based on the 7,442,922 ordinary shares outstanding as of March 14, 2025. Information with respect to beneficial ownership has been furnished by each director, executive officer and beneficial owner of more than 5% of our ordinary shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to the securities. In computing the number of ordinary shares beneficially owned by a person listed below and the percentage ownership of such person, ordinary shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of March 14, 2025 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all ordinary shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in care of Oxbridge Re Holdings Limited, at Suite 201, 42 Edward Street, P.O. Box 469, Grand Cayman, KY1-9006, Cayman Islands.

	Beneficially Owned at
	March 14, 2025
Name of Beneficial Owners	Number of Ordinary Shares		Percent
5% Shareholders:

Allan Martin	968,422	(1)	12.12%

Named Executive Officers and Directors:
Jay Madhu	831,178	(2)	10.63%
Wrendon Timothy	224,530	(3)	3.22%
Dwight Merren	40,412		***
Lesley Thompson	56,412		***
Arun Gowda	40,412		***
All Executive Officers and Directors as a Group (5 persons)	1,210,944		15.32%

*** Indicates less than 1%

(1)	Consists of 269,631 ordinary shares held by Allan Martin and his wife, Marie Martin, jointly; 175,998 ordinary shares issuable upon the exercise of warrants held by Allan Martin and his wife, Marie Martin, jointly, that are currently exercisable or exercisable within 60 days of March 14, 2025; 83,300 ordinary shares issuable upon the exercise of warrants held by A. S. Martin Trust that are currently exercisable or exercisable within 60 days of March 14, 2025; 82,723 ordinary shares held by Martin Family Foundation; and 39,000 ordinary shares issuable upon the exercise of warrants held by Martin Family Foundation that are currently exercisable or exercisable within 60 days of March 14, 2025; 68,770 ordinary shares held by Fleur de Lis Partners, LLLP; and 249,000 ordinary shares issuable upon the exercise of warrants held by Fleur de Lis Partners, LLLP that are currently exercisable or exercisable within 60 days of March 14, 2025. As the general partner of Fleur de Lis Partners, LLLP and the chairman for Martin Family Foundation, Mr. Martin has voting and investment power over the ordinary shares and warrants held by each of these entities.

27

(2)	Includes 125,231 ordinary shares held by Universal Finance & Investments, L.C. and 203,768 ordinary shares issuable upon the exercise of warrants held by Universal Finance & Investments, L.C. that are currently exercisable. As the sole owner and manager of Universal Finance & Investments, L.C., Mr. Madhu has voting and investment power over the ordinary shares and warrants held by that entity. Also includes 332,179 ordinary shares held in Mr. Madhu’s name and 170,000 ordinary shares issuable upon the exercise of stock options held by Mr. Madhu that are currently exercisable or exercisable within 60 days of March 14, 2025.

(4)	Consists of 7,500 ordinary shares issuable upon the exercise of warrants held by Mr. Timothy, individually, that are currently exercisable; 155,030 ordinary shares held by Mr. Timothy, individually; and 80,000 ordinary shares issuable upon the exercise of stock options held by Mr. Timothy that are currently exercisable or exercisable within 60 days of March 14, 2025.

DELINQUENT SECTION 16(A) REPORTS

Based solely upon a review of Forms 3, 4 and 5 filed for the year ended December 31, 2024, we believe that all of our current directors, officers and 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them. In addition, all such forms were timely filed, except for the two (2) forms listed below:

●	Jay Madhu filed a Form 4 reporting his changes in beneficial ownership late for a transaction that occurred on March 25, 2024.

●	Wrendon Timothy filed a Form 4 reporting his changes in beneficial ownership late for a transaction that occurred on March 25, 2024.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Securities and Exchange Commission rules require us to disclose any transaction or currently proposed transaction in which we are a participant and in which any related person has or will have a direct or indirect material interest involving an amount that exceeds the lesser of $120,000 or one percent (1%) of the average of the company’s total assets as of the end of the last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the company’s common stock, or an immediate family member of any of those persons.

Reinsurance Contracts with Related Parties

EpsilonCat Re Tokens

During the year ended December 31, 2024, Mr. Jay Madhu, a director and officer of the Company and its subsidiaries, entered into subscription agreement to purchase a total of 9,245 Series Epsilon Cat Re tokens at a purchase price of $10.00 per token for aggregate gross proceeds of $92,447. Ownership of EpsilonCat Re tokenized reinsurance securities indirectly confers fractionalized interests in reinsurance contracts underwritten by Oxbridge Re NS for the 2024-2025 treaty year.

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TypTap Insurance Company (“TypTap”) Contract

During the year ended December 31, 2024 the Company entered into a reinsurance agreement with TypTap, an insurance subsidiary of HCI Group, Inc. (“HCI”). Jay Madhu, our Chairman and Chief Executive Officer, also serves as a non-employee director of HCI. Pursuant to the agreement, we have agreed to indemnify HCI and TypTap for a portion of reinstatement premium which HCI or TypTap pays or becomes liable to pay to reinstate reinsurance protection. At December 31, 2024, included within premium receivable, deferred acquisition costs and unearned premiums on the consolidated balance sheets are amounts equal to $447,000, $46,000 and $418,000 respectively, relating to the reinsurance agreement with TypTap. During the year ended December 31, 2024, included within assumed premiums, change in unearned premium reserve and policy acquisition costs and underwriting expenses on the consolidated statements of operations are amounts equal to $1,003,000, $39,000 and $115,000, respectively.

Bridge Loan with Affiliate

On September 11, 2023, the Company, along with seven (7) other investors, entered into a binding term sheet (“Bridge Agreement”) with Jet.AI Inc. (“Jet.AI”) to provide Jet.AI with an aggregate sum of $500,000 of short-term bridge financing pending its receipt of funds from its other existing financing arrangements. During the month of September 2023, and prior to the Bridge Agreement, Jet.AI had engaged in discussions with numerous third parties to secure short-term bridge funding but was not offered terms it found acceptable.

The Bridge Agreement provides for the issuance of Notes in an aggregate principal amount of $625,000, reflecting a 20% original issue discount. The Notes bear interest at 5% per annum and matured on March 11, 2024. Jet.AI is required to redeem the Notes with 100% of the proceeds of any equity or debt financing at a redemption premium of 110% of the principal amount of the Notes. Jet.AI anticipates redeeming the Notes in full with proceeds expected to be received over the next several months from existing financing arrangements.

An event of default under the Notes includes failing to redeem the Notes as provided above and other typical bankruptcy events of Jet.AI. In an event of default, the outstanding principal amount of the Notes will increase by 120%, and the company may convert its Note into shares of common stock of Jet.AI at the conversion price set forth in the Bridge Agreement with registration rights associated with those shares.

The Company invested the sum of $100,000 in the Notes and is recorded as “Loan Receivable” on the consolidated balance sheets at cost. On March 11, 2024, the Notes matured and were redeemed by Jet.AI in accordance with the Bridge Agreement. The Company receive an aggregate of $140,000 upon the redemption of the Notes.

Wrendon Timothy, our Chief Financial Officer, Corporate Secretary, and director serves on the board of directors of Jet.AI.

Policies for Approval or Ratification of Transactions with Related Persons

Our policy for approval or ratification of transactions with related persons is for those transactions to be reviewed and approved by the Audit Committee. That policy is set forth in the Audit Committee Charter. Our practice is that such transactions are approved by a majority of disinterested directors. The policy sets forth no standards for approval. Directors apply their own individual judgment and discretion in deciding such matters.

OTHER MATTERS

Neither the Board nor management intends to bring before the Meeting any business other than the matters referred to in the Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any other business should come properly before the Meeting, or any adjournment or postponement thereof, the proxy holders will vote on such matters at their discretion.

29

ADDITIONAL INFORMATION

Other Action at the Meeting

As of the date of this Proxy Statement, the Company has no knowledge of any business, other than as described herein and customary procedural matters, which will be presented for consideration at the Meeting. In the event any other business is properly presented at the Meeting, the persons named in the accompanying proxy may, but will not be obligated to, vote such proxy in accordance with their judgment on such business.

Shareholder Proposals for the Annual General Meeting of Shareholders in 2026

Pursuant to Rule 14a-8 of the Exchange Act, shareholder proposals must be received in writing by the Secretary of the Company no later than 120 days prior to the date of the Company’s proxy statement released to shareholders in connection with the Company’s previous year’s annual general meeting of shareholders and must comply with the requirements of Cayman Islands corporate law and the Articles in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the annual general meeting of shareholders in 2026. Shareholder proposals received by January 7, 2026 would be considered timely for inclusion in the proxy statement relating to the 2026 annual general meeting of shareholders. Any shareholder proposal for the annual general meeting of shareholders in 2026, which is submitted outside the processes of Rule 14a-8, shall be considered untimely.

Under our Articles, the Board shall call an extraordinary general meeting upon receipt of signed “Members’ requisition” by shareholders holding more than 66.66% in par value of the issued shares which as of that date carry the right to vote at an extraordinary general meeting of the Company. Such Members’ requisition must also contain the proposal to be considered at (i.e. objects of) the meeting and must be signed by the requisitionists and deposited at the registered office of the Company. If the Board does not, within twenty-one days from the date of the deposit of the Members’ requisition, duly proceed to convene an extraordinary general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all the requisitionists, may themselves convene an extraordinary general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period. Any extraordinary general meeting convened by the requisitionists shall be convened in the same manner as nearly possible as that in which extraordinary general meetings are convened by the Board.

Delivery of Documents to Shareholders Sharing an Address

Some companies, brokers, banks, and other holders of record may employ procedures, approved by the SEC, known as “householding.” Householding, which reduces costs associated with duplicate printings and mailings, means that we will send only one copy of our proxy materials to shareholders who share the same address. Shareholders sharing the same address will continue to receive separate proxy cards.

If you own ordinary shares and would like to receive additional copies of our proxy materials, you may submit a request to us by: (i) mailing a request in writing to our Secretary at Suite 201, 42 Edward Street, P.O. Box 469, Grand Cayman, KY1-9006, Cayman Islands, or (ii) calling us at 1-345-749-7570, and we will promptly mail the requested copies to you. If you own ordinary shares in your own name and you want to receive separate copies of the proxy materials in the future, or if you receive multiple copies and want to receive only one copy, contact Broadridge Corporate Issuer Solutions at 1-877-830-4936. If you beneficially own ordinary shares and you want to receive separate copies of the proxy materials in the future, or if you receive multiple copies and want to receive only one copy, contact your bank, broker or other holder of record.

Costs of Solicitation

The entire cost of this proxy solicitation will be borne by the Company, including expenses in connection with preparing, assembling, printing and mailing proxy solicitation materials. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile, electronic communication, in person or via the Internet, although no compensation will be paid for such solicitation.

By Order of the Board of Directors,

/s/ Jay Madhu
Chief Executive Officer
March 26, 2025
Grand Cayman, Cayman Islands

30

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/07/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/07/2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Sanjay Madhu	☐	☐	☐
1b. Dwight Merren	☐	☐	☐
1c. Arun Gowda	☐	☐	☐
1d. Wrendon Timothy	☐	☐	☐
1e. Lesley Thompson	☐	☐	☐

NOTE: Authority is also given to vote on all other business that may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends you vote FOR proposals 2. and 3..

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000667775_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com

OXBRIDGE RE HOLDINGS LIMITED
Annual Meeting of Shareholders
May 8, 2025 12:00 PM
This proxy is solicited by the Board of Directors

The shareholders hereby appoint Sanjay Madhu and Wrendon Timothy, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of OXBRIDGE RE HOLDINGS LIMITED that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 12:00 PM (local time) on May 8, 2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000667775_2 R1.0.0.2

Continued and to be signed on reverse side